Exhibit 99.1

FOR IMMEDIATE RELEASE

Nu Skin Enterprises Reports Third Quarter Earnings

PROVO, Utah — Nov. 5, 2026 — Nu Skin Enterprises Inc. (NYSE: NUS) today announced third quarter revenue within its guidance range.

Executive Summary
Q3 2026 vs. Prior-year Quarter

Revenue	$311.0 million; (14.6)% • (1.1)% FX impact or $(3.9) million
Earnings Per Share (EPS)	$(0.02) or $0.10 excluding certain charges compared to $0.34
Customers	609,469; (18)%
Paid Affiliates	116,449; (10)%
Sales Leaders	26,995; (13)%

“Third quarter revenue came in within our guidance range as we continued executing on our strategic priorities amid a challenging operating environment,” said Ryan Napierski, Nu Skin president and CEO. “During the quarter, we held our Nu Skin LIVE global convention in Japan, where we were excited to gather with 12,000 of our sales leaders and preview our next anti-aging offerings focused on women’s health. We continue to see adoption of our Prysm iO platform, including year-to-date growth in revenue from our flagship LifePak nutritional supplements. Looking ahead, we are focused on driving affiliate and customer engagement through the holiday season and anticipate sequential growth in the fourth quarter.”

Nu Skin Enterprises Reports Third Quarter 2026 Financial Results	page 2
Q3 2026 Year-over-year Operating Results

Revenue	$311.0 million compared to $364.2 million • (1.1)% FX impact or $(3.9) million
Gross Margin	65.0% compared to 70.5% • Nu Skin business was 76.6% compared to 77.7%
Selling Expenses	33.2% compared to 35.8% • Nu Skin business was 40.9% compared to 41.7%
G&A Expenses	30.2% compared to 28.8%
Operating Margin	1.6% or 3.7% excluding certain charges compared to 5.9%
Interest Expense	$3.5 million compared to $4.1 million
Other Income/ (Expense)	$0.3 million compared to $(1.5) million
Income Tax Rate	139.3% or 42.7% excluding certain charges compared to (6.8)%
EPS	$(0.02) or $0.10 excluding certain charges compared to $0.34

Stockholder Value

Dividend Payments	$2.9 million
Stock Repurchases	$0.0 million • $137.3 million remaining in authorization

Q4 and Full-year 2026 Outlook

Q4 2026 Revenue	$310 to $340 million; (16)% to (8)% • Approximately 1% FX impact
Q4 2026 EPS	$0.05 to $0.15 or $0.11 to $0.21 on an adjusted basis
2026 Revenue	$1.26 to $1.29 billion; (15)% to (13)% • Approximately (1)% FX impact
2026 EPS	$(5.08) to $(4.98) or $0.55 to $0.65 on an adjusted basis

“For 2026, we project revenue of $1.26 billion to $1.29 billion and earnings per share of $(5.08) to $(4.98) with adjusted EPS of $0.55 to $0.65,” said Chelsea Lantz, interim chief financial officer. “For the fourth quarter, we project revenue between $310 million and $340 million, with earnings per share in the range of $0.05 to $0.15 or $0.11 to $0.21 on an adjusted basis.”

Nu Skin Enterprises Reports Third Quarter 2026 Financial Results	page 3
Conference Call

The Nu Skin Enterprises management team will host a conference call with the investment community today at 5 p.m. (ET). Those wishing to access the webcast, as well as the financial information presented during the call, can visit the Investor Relations page on the company's website at ir.nuskin.com. A replay of the webcast will be available on the same page through Nov. 19, 2026.

About Nu Skin Enterprises Inc.

The Nu Skin Enterprises Inc. (NYSE: NUS) family of companies includes Nu Skin and Rhyz Inc. Nu Skin is an intelligent beauty and wellness company, powered by a dynamic affiliate opportunity platform, which operates in nearly 50 markets worldwide. Backed by more than 40 years of scientific research, the company’s products help people look, feel and live their best with brands including Nu Skin® personal care, Pharmanex® nutrition and ageLOC® anti-aging, which includes an award-winning line of beauty and wellness device systems. Formed in 2018, Rhyz is a synergistic ecosystem of consumer, technology and manufacturing companies focused on innovation within the beauty, wellness and lifestyle categories.

Nu Skin Enterprises Reports Third Quarter 2026 Financial Results	page 4
Important Information Regarding Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the company’s current expectations and beliefs. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include, but are not limited to, statements of management’s expectations regarding the company’s performance, growth, and affiliates and customers; projections regarding revenue, expenses, margins, tax rates, earnings per share, foreign currency fluctuations, uses of cash, financial position and other financial items; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as “believe,” “expect,” “anticipate,” "focus," “project,” “outlook,” “guidance,” “will,” “would,” “could,” “may,” “might,” the negative of these words and other similar words.

The forward-looking statements and related assumptions involve important risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:
•	any failure of current or planned initiatives or products to generate interest among the company’s sales force and customers and generate sponsoring and selling activities on a sustained basis;
•
risk that direct selling laws and regulations in any of the company’s markets, including the United States and Mainland China, may be modified, interpreted or enforced in a manner that results in negative changes to the company’s business model or negatively impacts its revenue, sales force or business, including through the interruption of sales activities, loss of licenses, increased scrutiny of sales force actions, imposition of fines, or any other adverse actions or events;

•	economic conditions and events globally;
•
the company’s future tax-planning initiatives, any prospective or retrospective increases in duties or tariffs on the company’s products imported into the company’s markets, and any adverse results of tax audits or unfavorable changes to tax laws in the company’s various markets;

•	competitive pressures in the company’s markets;
•	risk that epidemics or other crises, as well as any related disruptions, could negatively impact our business;
•	adverse publicity related to the company’s business, products, industry or any legal actions or complaints by the company’s sales force or others;
•	political, legal, tax and regulatory uncertainties, including trade policies, associated with operating in Mainland China and other international markets;
•	uncertainty regarding meeting restrictions and other government scrutiny in Mainland China, as well as negative media and consumer sentiment in Mainland China on our business operations and results;
•	risk of foreign-currency fluctuations and the currency translation impact on the company’s business associated with these fluctuations;
•	uncertainties regarding the future financial performance of the businesses the company has acquired;
•
risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support planned initiatives or launch strategies, and increased risk of inventory write-offs if the company over-forecasts demand for a product or changes its planned initiatives or launch strategies; and

•
regulatory risks associated with the company’s products, which could require the company to modify its claims or inhibit its ability to import or continue selling a product in a market if the product is determined to be a medical device or if the company is unable to register the product in a timely manner under applicable regulatory requirements.

The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company’s beliefs as of the date that such information was first provided, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

Nu Skin Enterprises Reports Third Quarter 2026 Financial Results	page 5
Non-GAAP Financial Measures: Constant-currency revenue change is a non-GAAP financial measure that removes the impact of fluctuations in foreign-currency exchange rates, thereby facilitating period-to-period comparisons of the company’s performance. It is calculated by translating the current period’s revenue at the same average exchange rates in effect during the applicable prior-year period and then comparing that amount to the prior-year period’s revenue. The company believes that constant-currency revenue change is useful to investors, lenders and analysts because such information enables them to gauge the impact of foreign-currency fluctuations on the company’s revenue from period to period.

Earnings per share, operating margin, and income tax rate, each excluding severance charges, cash-based transition costs, and/or other charges, also are non-GAAP financial measures.

•	Severance charges and cash-based transition costs are not part of the ongoing operations of our underlying business; and
•	The other charges incurred in connection with certain corporate actions, as described in the footnotes to the non-GAAP reconciliation tables below, are not part of our ongoing operations.

The company believes that these non-GAAP financial measures are useful to investors, lenders and analysts because removing the impact of these items facilitates period-to-period comparisons of the company’s performance. Please see the reconciliations of these items to our earnings per share, gross margin, operating margin, income tax rate and revenue growth rate calculated under GAAP, below.

Nu Skin Enterprises Reports Third Quarter 2026 Financial Results	page 6
The following table sets forth revenue for the three-month periods ended September 30, 2026, and 2025 for each of our reportable segments (U.S. dollars in thousands):

	Three Months Ended			Constant-
	September 30,			Currency
	2026	2025	Change	Change
Nu Skin
Americas	$53,092	$63,994	(17.0)%	(15.9)%
Southeast Asia/Pacific	43,032	56,285	(23.5)%	(23.2)%
Mainland China	37,888	42,519	(10.9)%	(16.1)%
Japan	38,627	44,545	(13.3)%	(6.5)%
Europe & Africa	27,898	38,002	(26.6)%	(25.4)%
Hong Kong/Taiwan	25,739	31,799	(19.1)%	(15.2)%
South Korea	24,410	35,202	(30.7)%	(29.3)%
Nu Skin Other	1,888	244	673.8%	673.8%
Total Nu Skin	252,574	312,590	(19.2)%	(18.0)%
Rhyz
Manufacturing	56,831	47,648	19.3%	19.3%
Rhyz Other	1,604	3,973	(59.6)%	(59.6)%
Total Rhyz	58,435	51,621	13.2%	13.2%
Total	$311,009	$364,211	(14.6)%	(13.5)%

The following table sets forth revenue for the nine-month periods ended September 30, 2026, and 2025 for each of our reportable segments (U.S. dollars in thousands):

	Nine Months Ended			Constant-
	September 30,			Currency
	2026	2025	Change	Change
Nu Skin
Americas	$170,673	$205,998	(17.1)%	(14.8)%
Southeast Asia/Pacific	131,763	159,291	(17.3)%	(18.8)%
Mainland China	128,992	143,518	(10.1)%	(15.0)%
Japan	116,509	131,860	(11.6)%	(5.5)%
Europe & Africa	91,433	108,351	(15.6)%	(18.7)%
Hong Kong/Taiwan	79,270	87,773	(9.7)%	(8.5)%
South Korea	75,359	101,785	(26.0)%	(23.3)%
Nu Skin Other	1,733	1,200	44.4%	44.3%
Total Nu Skin	795,732	939,776	(15.3)%	(14.9)%
Rhyz
Manufacturing	148,125	163,338	(9.3)%	(9.3)%
Rhyz Other	7,872	11,725	(32.9)%	(32.9)%
Total Rhyz	155,997	175,063	(10.9)%	(10.9)%
Total	$951,729	$1,114,839	(14.6)%	(14.3)%

Nu Skin Enterprises Reports Third Quarter 2026 Financial Results	page 7
The following tables provide information concerning the number of Customers, Paid Affiliates and Sales Leaders in our core Nu Skin business for the three-month periods ended September 30, 2026 and 2025.

	Three Months Ended
	September 30,
	2026	2025	Change
Customers
Americas	162,865	224,013	(27)%
Southeast Asia/Pacific	66,791	74,672	(11)%
Mainland China	90,469	106,062	(15)%
Japan	99,256	107,543	(8)%
Europe & Africa	100,615	127,993	(21)%
Hong Kong/Taiwan	36,903	41,613	(11)%
South Korea	52,570	64,360	(18)%
Total Customers	609,469	746,256	(18)%
Paid Affiliates
Americas	26,023	28,128	(7)%
Southeast Asia/Pacific	17,587	21,144	(17)%
Mainland China	17,121	18,197	(6)%
Japan	19,278	20,559	(6)%
Europe & Africa	12,646	14,803	(15)%
Hong Kong/Taiwan	9,370	10,154	(8)%
South Korea	14,424	17,111	(16)%
Total Paid Affiliates	116,449	130,096	(10)%
Sales Leaders
Americas	4,635	5,642	(18)%
Southeast Asia/Pacific	3,900	4,360	(11)%
Mainland China	5,889	6,543	(10)%
Japan	6,154	6,686	(8)%
Europe & Africa	2,111	2,663	(21)%
Hong Kong/Taiwan	1,956	2,174	(10)%
South Korea	2,350	3,082	(24)%
Total Sales Leaders	26,995	31,150	(13)%

•
“Customers” are persons who have purchased directly from the Company during the three months ended as of the date indicated. Our Customer numbers include members of our salesforce who made such a purchase, including Paid Affiliates and those who qualify as Sales Leaders, but they do not include consumers who purchase directly from members of our sales force.

•
“Paid Affiliates” are any Brand Affiliates, as well as members of our sales force in Mainland China, who earned sales compensation during the three-month period. In all of our markets besides Mainland China, we refer to members of our independent sales force as “Brand Affiliates” because their primary role is to promote our brand and products through their personal social networks.

•
“Sales Leaders” are the three-month average of our monthly Brand Affiliates, as well as sales employees and independent marketers in Mainland China, who achieved certain qualification requirements as of the end of each month of the quarter.

Nu Skin Enterprises Reports Third Quarter 2026 Financial Results	page 8
NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
(U.S. dollars in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenue	$311,009	$364,211	$951,729	$1,114,839
Cost of sales	108,842	107,488	316,774	345,422
Gross profit	202,167	256,723	634,955	769,417

Operating expenses:
Selling expenses	103,207	130,264	321,183	377,038
General and administrative expenses	93,873	104,817	283,264	324,746
Impairment expenses	-	-	80,714	25,114
Total operating expenses	197,080	235,081	685,161	726,898

Operating income (loss)	5,087	21,642	(50,206)	42,519
Interest expense	3,499	4,145	11,071	9,954
Gain on sale of business	-	-	-	176,162
Other income (expense), net	299	(1,503)	2,588	(30,721)

Income (loss) before provision for income taxes	1,887	15,994	(58,689)	178,006
Provision (benefit) for income taxes	2,629	(1,085)	190,015	32,293

Net income (loss)	$(742)	$17,079	$(248,704)	$145,713

Net income (loss) per share:
Basic	$(0.02)	$0.35	$(5.13)	$2.94
Diluted	$(0.02)	$0.34	$(5.13)	$2.91

Weighted-average common shares outstanding (000s):
Basic	48,677	49,398	48,495	49,533
Diluted	48,677	50,310	48,495	50,158

Nu Skin Enterprises Reports Third Quarter 2026 Financial Results	page 9
NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
(U.S. dollars in thousands)

	September 30,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$164,903	$238,630
Current investments	1,736	1,211
Accounts receivable, net	51,406	39,544
Inventories, net	191,656	178,643
Prepaid expenses and other	69,716	89,670
Total current assets	479,417	547,698

Property and equipment, net	382,935	377,168
Operating lease right-of-use assets	63,667	74,021
Goodwill	4,750	83,625
Other intangible assets, net	36,384	42,614
Other assets	120,925	280,187
Total assets	1,088,078	1,405,313

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26,235	$26,183
Accrued expenses	188,950	217,551
Current portion of long-term debt	20,000	20,000
Total current liabilities	235,185	263,734

Operating lease liabilities	48,683	57,640
Long-term debt	183,734	204,187
Other liabilities	72,994	74,512
Total liabilities	540,596	600,073

Commitments and contingencies

Stockholders’ equity:
Class A common stock – 500 million shares authorized, $0.001 par value, 90.6 million shares issued	91	91
Additional paid-in capital	615,121	635,994
Treasury stock, at cost – 41.9 million and 42.4 million shares	(1,558,183)	(1,575,059)
Accumulated other comprehensive loss	(112,447)	(116,105)
Retained earnings	1,602,900	1,860,319
Total stockholders' equity	547,482	805,240
Total liabilities and stockholders’ equity	$1,088,078	$1,405,313

Nu Skin Enterprises Reports Third Quarter 2026 Financial Results	page 10
NU SKIN ENTERPRISES, INC.
Reconciliation of Operating Margin Excluding Certain Charges to GAAP Operating Margin
(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Operating Income	$5,087	$21,642	$(50,206)	$42,519
Impact of inventory write-off	-	-	3,116	-
Impact of other charges(1)	6,314	-	8,957	7,966
Impact of impairment expenses	-	-	80,714	25,114
Adjusted operating income	$11,401	$21,642	$42,581	$75,599

Operating margin	1.6%	5.9%	(5.3)%	3.8%
Operating margin, excluding certain charges	3.7%	5.9%	4.5%	6.8%

Revenue	$311,009	$364,211	$951,729	$1,114,839

(1) Other charges for the third quarter of 2026 consist of $5.1 million related to employee severance charges and $1.2 million of  professional fees. Other charges for the first nine months of 2026 consist of the aforementioned $6.3 million as well as $1.0 million related to the wind down of the separate BeautyBio business and $1.6 million of other employee severance charges. Other charges for the first nine months of 2025 consist of expenses incurred in connection with the Mavely sale, including $2.7 million of transaction bonuses for certain employees and $5.2 million of equity compensation as a result of the vesting of the Mavely profits interest units.

Nu Skin Enterprises Reports Third Quarter 2026 Financial Results	page 11
NU SKIN ENTERPRISES, INC.
Reconciliation of Effective Tax Rate Excluding Impact of Certain Charges to GAAP Effective Tax Rate
(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Provision (benefit) for income taxes	$2,629	$(1,085)	$190,015	$32,293
Impact of inventory write-off on provision for income taxes	-	-	1,065	-
Impact of other charges on provision for income taxes(1)	873	-	1,776	725
Impact of impairment on provision for income taxes	-	-	(12,741)	5,433
Impact of gain on Mavely sale on provision for income taxes	-	-	-	(31,104)
Impact of gain on unrealized investment loss on provision for income taxes	-	-	-	6,074
Impact of valuation allowance on deferred tax assets	-	-	(167,505)	-
Provision for income taxes, excluding impact of certain charges	$3,502	$(1,085)	$12,610	$13,421

Income before provision for income taxes	1,887	15,994	(58,689)	178,006
Impact of inventory write-off	-	-	3,116	-
Impact of other charges(1)	6,314	-	8,957	7,966
Impact of impairment expense:	-	-	80,714	25,114
Impact of gain on Mavely sale	-	-	-	(176,162)
Impact of unrealized investment loss	-	-	-	28,077
Income before provision for income taxes, excluding impact certain charges	$8,201	$15,994	$34,098	$63,001

Effective tax rate	139.3%	(6.8)%	(323.8)%	18.1%
Effective tax rate, excluding impact of certain charges	42.7%	(6.8)%	37.0%	21.3%

Nu Skin Enterprises Reports Third Quarter 2026 Financial Results	page 12
NU SKIN ENTERPRISES, INC.
Reconciliation of Earnings Per Share Excluding Impact of Certain Charges to GAAP Earnings Per Share
(in thousands, except for per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Net income	$(742)	$17,079	$(248,704)	$145,713
Impact of Inventory write-off
Inventory write-off	-	-	3,116	-
Tax impact	-	-	(1,065)	-
Impact of other charges
Other charges(1)	6,314	-	8,957	7,966
Tax impact	(873)	-	(1,776)	(725)
Impact of impairment
Impairment charges	-	-	80,714	25,114
Tax impact	-	-	12,741	(5,433)
Impact of Mavely sale
Mavely sale	-	-	-	(176,162)
Tax impact	-	-	-	31,104
Impact of unrealized investment loss
Unrealized investment loss	-	-	-	28,077
Tax impact	-	-	-	(6,074)
Impact of valuation allowance on deferred tax assets	-	-	167,505	-
Adjusted net income	$4,699	$17,079	$21,488	$49,580

Diluted earnings per share	$(0.02)	$0.34	$(5.13)	$2.91
Diluted earnings per share, excluding impact of certain charges	$0.10	$0.34	$0.44	$0.99

Weighted-average common shares outstanding (000)	48,677	50,310	48,495	50,158

Nu Skin Enterprises Reports Third Quarter 2026 Financial Results	page 13
NU SKIN ENTERPRISES, INC.
Reconciliation of Earnings Per Share Excluding Impact of Certain Charges to GAAP Earnings Per Share

	Three months ended December 31, 2026		Year ended December 31, 2026
	Low end	High end	Low end	High end
Earnings Per Share	$0.05	$0.15	$(5.08)	$(4.98)
Impact of inventory write-off
Inventory write-off	-	-	0.06	0.06
Tax impact	-	-	(0.02)	(0.02)
Impact of other charges
Other charges(2)	0.10	0.10	0.29	0.29
Tax impact	(0.04)	(0.04)	(0.08)	(0.08)
Impact of impairment:
Impairment charges	-	-	1.67	1.67
Tax impact	-	-	0.26	0.26
Impact of valuation allowance on deferred tax assets	-	-	3.45	3.45
Adjusted EPS	$0.11	$0.21	$0.55	$0.65

(2) We are currently anticipating other charges for the fourth quarter of 2026 of approximately $5.0 million in cash-based transition cost. Other charges for the first nine months of 2026 consist of $6.7 million related to employee severance charges, $1.2 million of professional fees and as well as $1.0 million related to the wind down of the separate BeautyBio business.

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CONTACTS:
Media: media@nuskin.com, (801) 345-6397
Investors: investorrelations@nuskin.com, (801) 345-3577